UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

Sonim Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Sonim Technologies Files Preliminary Proxy Statement, Advancing Asset Purchase by NEXA Mobility

Company announces Special Meeting of Stockholders to vote on proposed Asset Purchase Agreement

San Diego, CA – (NEWSFILE) – November 25, 2025 – Sonim Technologies, Inc. (NASDAQ: SONM) today announced the filing of a preliminary proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) in connection with a special meeting of stockholders (“Special Meeting”) to consider and vote on the proposed sale of substantially all of Sonim’s assets to NEXA Mobility NEXA (formerly Social Mobile).

Asset Purchase Agreement

On July 17, 2025, Sonim entered into an asset purchase agreement under which NEXA will acquire Sonim’s assets and assume its current liabilities for a total consideration of $15 million, plus a potential $5 million earn-out, in an all-cash transaction.

Special Stockholders’ Meeting

Sonim filed its preliminary proxy statement on November 25, 2025. At the Special Meeting, stockholders will vote on the proposed asset sale. If approved, the transaction is expected to close as soon as practicable after the special meeting, subject to the satisfaction of customary closing conditions. The date, time, record date, and other details for the special meeting will be provided in definitive proxy materials to be filed with the SEC and mailed to stockholders of record.

In addition to the proposed asset sale to NEXA, Sonim is pursuing a separate transaction involving Sonim’s public company vehicle. This contemplated transaction would be independent of, and in addition to, the asset sale, and is intended to increase value for Sonim’s stockholders. No assurance can be given that such separate transaction will be consummated.

For more information about the Special Meeting, visit: https://ir.sonimtech.com/sec-filings/all-sec-filings, or contact: contact Sodali & Co, our proxy solicitor:

Stockholders Call Toll-Free in North America: (800) 662-5200; Outside of North America Call Collect: (203) 658-94000; E-mail: SONM@investor.sodali.com

About Sonim Technologies

Sonim Technologies is a leading U.S. provider of rugged mobile solutions, including phones, wireless internet data devices, accessories and software designed to provide extra protection for users that demand more durability in their work and everyday lives. Trusted by first responders, government, and Fortune 500 customers since 1999, we currently sell our ruggedized mobility solutions through tier one wireless carriers and distributors in North America, EMEA, and Australia/New Zealand. Sonim devices and accessories connect users with voice, data, workflow and lifestyle applications that enhance the user experience while providing an extra level of protection. For more information, visit www.sonimtech.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These statements relate to, among other things, the statements relating to the timing of the consummation of the asset purchase agreement, the probability of the earn-out payment, and the ability of the company to consummate an alternative transaction in addition to the asset purchase agreement. These forward-looking statements are based on Sonim’s current expectations, estimates, and projections about its business and industry, management’s beliefs, and certain assumptions made by Sonim, all of which are subject to change. Forward-Looking statements generally can be identified by the use of forward-looking terminology such as “achieve,” “aim,” “ambitions,” “anticipate,” “believe,” “committed,” “continue,” “could,” “designed,” “estimate,” “expect,” “forecast,” “future,” “goals,” “grow,” “guidance,” “intend,” “likely,” “may,” “milestone,” “objective,” “on track,” “opportunity,” “outlook,” “pending,” “plan,” “position,” “possible,” “potential,” “predict,” “progress,” “promises,” “roadmap,” “seek,” “should,” “strive,” “targets,” “to be,” “upcoming,” “will,” “would,” and variations of such words and similar expressions or the negative of those terms or expressions. Such statements involve risks and uncertainties, which could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements.

Factors that may cause actual results to differ materially include, but are not limited to, the following: the risk associated with Sonim’s ability to obtain the approvals of its stockholders required to consummate the asset purchase agreement; risks associated with Sonim’s ability to find a target for an alternative transaction and enter into an alternative transaction; risks related to Sonim’s liquidity and its inability to maintain its business prior to the asset purchase without consummation of an alternative transaction; risks related to the timing of the closing of the asset purchase agreement, including the risk that the conditions to the transactions contemplated thereby are not satisfied on a timely basis or at all or the failure of the asset purchase agreement to close for any other reason or to close on the anticipated terms, including the anticipated tax treatment; the possibility that competing offers or acquisition proposals for the Company will be made; the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive transaction agreement relating to the proposed transaction, including in circumstances which would require the Company to pay a termination fee; the effect of the announcement or pendency of the proposed transaction on the Company’s ability to attract, motivate or retain key executives and associates, its ability to maintain relationships with its customers, vendors, service providers and others with whom it does business, or its operating results and business generally; the availability of cash on hand; potential material delays in realizing projected timelines; Sonim’s material dependence on its relationship with a small number of customers who account for a significant portion of Sonim’s revenue; Sonim’s entry into the data device sector could divert our management team’s attention from existing products; risks related to Sonim’s ability to comply with the continued listing standards of the Nasdaq Stock Market and the potential delisting of Sonim’s common stock; Sonim’s ability to continue to develop solutions to address user needs effectively, including its next-generation products; Sonim’s reliance on third-party contract manufacturers and partners; Sonim’s ability to stay ahead of the competition; Sonim’s ongoing transformation of its business; the variation of Sonim’s quarterly results; the lengthy customization and certification processes for Sonim’s wireless carries customers; various economic, political, environmental, social, and market events beyond Sonim’s control, as well as the other risk factors described under “Risk Factors” included in Sonim’s most recent Annual Report on Form 10-K and any subsequent quarterly filings on Form 10-Q filed with the Securities and Exchange Commission (available at www.sec.gov). Sonim cautions you not to place undue reliance on forward-looking statements, which speak only as of the date hereof. Sonim assumes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this report, except as required by law.

Additional Information and Where to Find It

This communication relates to the proposed transaction involving Sonim. This communication does not constitute a solicitation of any vote or approval. In connection with the proposed transaction, Sonim plans to file with the SEC a definitive proxy statement (the “Proxy Statement”) relating to a special meeting of its stockholders and may file other documents with the SEC relating to the proposed transaction. This communication is not a substitute for the Proxy Statement or any other document that Sonim may file with the SEC or send to its stockholders in connection with the proposed transaction. Before making any voting decision, stockholders of Sonim are urged to read the Proxy Statement in its entirety when it becomes available and any other relevant documents filed or to be filed with the SEC and any amendments or supplements thereto and any documents incorporated by reference therein, because they will contain important information about the proposed transaction and the parties to the proposed transaction. Any vote in respect of resolutions to be proposed at a stockholder meeting of Sonim to approve the proposed transaction or related matters, or other responses in relation to the proposed transaction, should be made only on the basis of the information contained in the Proxy Statement. Investors and security holders will be able to obtain the Proxy Statement and other documents Sonim files with the SEC (when available) free of charge at the SEC’s website (http://www.sec.gov) or at Sonim’s investor relations website (https:// https://ir.sonimtech.com/) or by e-mailing Sonim at ir@sonimtech.com.

Participants in the Solicitation

Sonim and its respective directors, executive officers, and other members of their management and employees, including Peter Liu (Chief Executive Officer and a director), Clay Crolius (Chief Financial Officer), and Sonim’s directors — James Cassano, Mike Mulica, Jack Steenstra, and George Thangadurai — under SEC rules, may be deemed to be participants in the solicitation of proxies of Sonim’s stockholders in connection with the proposed Transaction.

Stockholders may obtain more detailed information regarding Sonim’s directors and executive officers, including a description of their direct or indirect interests, by security holdings or otherwise, under the captions “Directors, Executive Officers, and Corporate Governance,” and “Certain Relationships and Related Party Transactions” of Sonim’s definitive proxy statement for the 2025 Annual Meeting filed with the SEC on June 18, 2025 and “Security Ownership of Certain Beneficial Owners and Management” of Sonim’s definitive proxy statement for the 2025 Special Meeting filed with the SEC on September 19, 2025.

Any subsequent updates following the date hereof to the information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Proxy Statement and other materials to be filed with the SEC in connection with the proposed Transaction, if and when they become available. These documents will be available free of charge as described above.

Media Contact

Anette Gaven

Sonim Technologies

M: 619-993-3058

pr@sonimtech.com